Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-64979) of Security Capital Group Incorporated of our report dated February 25, 2000 relating to the financial statements of Security Capital U.S. Realty, which appears in registration statement (No. 333-47926) on Form S-4 of Security Capital Group Incorporated. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                         PricewaterhouseCoopers S.a.r.l.



Luxembourg
December 20, 2000